MDU Resources Provides 2003 and 2004 Earnings Guidance

BISMARCK, ND -- September 9, 2003 - MDU Resources Group, Inc. (NYSE:MDU) announced that the company is maintaining its 2003 earnings per share guidance. Projected earnings per common share, diluted, for 2003, are expected to be in the range of $2.10 to $2.35, including the previously announced $7.6 million after-tax noncash transition charge to earnings reflecting the cumulative effect of the change in accounting for asset retirement obligations as required by the adoption of Statement of Financial Accounting Standards No. 143. Earnings per common share, diluted, for 2003, before the cumulative effect of the accounting change are expected to be in the range of $2.20 to $2.45. Current projections on earnings per common share, diluted, for 2004 are in the range of $2.25 to $2.45.

Chairman of the Board, President and Chief Executive Officer Martin A. White said, "We continue to realize the benefits of our disciplined growth strategy. Through employee innovation, a strong focus on low cost and high quality products and services, operational efficiencies and attractive acquisitions, we have grown our businesses to be substantial contributors in helping meet America's infrastructure needs.

"In 2004, we expect to see continued strength in the market for our construction materials operations and the benefits of expanded natural gas production and transportation. Further improvements in the economic environment should benefit our utility services business. However, we expect natural gas and oil prices to decline somewhat from the lofty levels seen in 2003."

CORPORATE NEWS

In August 2003, the MDU Resources Board of Directors declared a quarterly common stock dividend of 25.5 cents per share, a 6.3 percent increase from the previously stated quarterly dividend of 24 cents. This is the 13th year of consecutive increases. The company has paid consecutive quarterly dividends since 1937.

The Board also voted to split the common stock of the company on a three-for-two basis subject to obtaining the approval of the appropriate regulatory agencies. The stock split will be effected in the form of a 50 percent stock dividend. It is expected that the necessary regulatory approvals can be obtained so the split can be effective on October 29, 2003, for shareholders of record on October 10, 2003.

The company will host a webcast on September 10, 2003, beginning at 12:30 p.m. EDT. The event can be accessed at www.mdu.com. The webcast replay will be available beginning at 3:30 p.m. EDT on September 10.

OUTLOOK

The following information highlights the key growth strategies, projections and certain assumptions for the company and its subsidiaries over the next few years and other matters for each of the company's businesses. Many of these highlighted points are "forward-looking statements." There is no assurance that the company's projections, including estimates for growth and increases in revenues and earnings, will in fact be achieved. Please refer to assumptions contained in this section as well as the various important factors listed at the end of this document under the heading "Risk Factors and Cautionary Statements that May Affect Future Results." Changes in such assumptions and factors could cause actual future results to differ materially from the company's targeted growth, revenue and earnings projections.

MDU Resources Group, Inc.

  - 2003 earnings per common share, diluted, before the cumulative effect of the change in accounting for asset retirement obligations as required by the adoption of Statement of Financial Accounting Standards No. 143, are projected in the range of $2.20 to $2.45. Including the $7.6 million after-tax cumulative effect of the accounting change, 2003 earnings per common share, diluted, are projected to be in the range of $2.10 to $2.35.
  - 2004 earnings per common share, diluted, are projected in the range of $2.25 to $2.45.
  - The company expects the percentage of 2003 earnings per common share, diluted, after the cumulative effect of an accounting change by quarter to be in the following approximate ranges:
       -  Third Quarter - 35 percent to 40 percent
       -  Fourth Quarter - 22 percent to 27 percent
  - The company will consider issuing equity from time to time to keep debt at the nonregulated businesses at no more than 40 percent of total capitalization.
  - The company anticipates investing approximately $525 million and $330 million in capital expenditures during 2003 and 2004, respectively, excluding potential future acquisitions of businesses.
  - The company's long-term compound annual growth goals on earnings per share from operations are in the range of 6 percent to 9 percent.

Electric

  - In May 2003, an electric rate case was filed with the North Dakota Public Service Commission requesting an increase of $7.8 million annually, or 9.1 percent. A final order on this case is expected in January 2004.
  - In August 2003, an electric rate case was filed with the Montana Public Service Commission requesting an increase of $3.3 million annually, or 10.7 percent. A final order on this case is expected in May 2004.
  - Regulatory approval has been received from the North Dakota Public Service Commission and the South Dakota Public Utilities Commission on the company's plans to purchase energy from a 20-megawatt wind energy farm in North Dakota. This wind energy farm is expected to be on line by late 2003 or early 2004.
  - The company expects to build an additional 80 megawatts of peaking capacity by 2007. The costs of these projects are expected to be recovered in rates and will be used to meet the utility's need for additional generating capacity.
  - The company is working with the state of North Dakota to determine the feasibility of constructing a 250-megawatt to 500-megawatt lignite-fired power plant in western North Dakota. The next preliminary decision on this matter is expected in late 2003.

Natural Gas Distribution

  - Annual natural gas throughput for 2003 and 2004 is expected to be approximately 52 million decatherms per year.
  - In December 2002, a natural gas rate case was filed with the South Dakota Public Utilities Commission requesting an increase of $2.2 million annually, or 5.8 percent. A final order is expected in late 2003. The last rate case filed in South Dakota was filed in the mid-1990s. A natural gas rate case was filed in October 2002 with the Minnesota Public Utilities Commission. The requested increase was $1.6 million annually, or 6.9 percent above current rates. An interim increase was implemented in December 2002 for $1.4 million annually. A settlement calling for an annual increase of $1.1 million is now pending Commission action. A final order is due by October 2003. The last rate case filed in Minnesota was filed in the mid-1980s.

Utility Services

  - Revenues for this segment are expected to be in the range of $425 million to $475 million in 2003 and $475 million to $525 million in 2004.
  - During 2002, a number of factors affected earnings, including the write-off of certain receivables and restructuring of this segment's engineering function which amounts totaled approximately $5.2 million after-tax.
  - The company anticipates margins in 2003 to decrease from 2002 levels; however, margins are anticipated to increase from 2003 to 2004.
  - This segment's work backlog as of July 31, 2003, was approximately $157 million.

Pipeline and Energy Services

  - In 2003, natural gas throughput from this segment, including both transportation and gathering, is expected to increase slightly over the 2002 record levels. In 2004, total throughput is expected to increase approximately 20 percent over projected 2003 record levels, although transportation rates are expected to decline due to the estimated effects of a Federal Energy Regulatory Commission rate order received in July 2003.
  - Pipeline construction began in mid-August on the 253-mile Grasslands Pipeline project. Due to governmental delays, the in-service date for this project is expected to be in the mid-November to December 1, 2003, timeframe.

Natural Gas and Oil Production

  - In 2003, this segment expects a combined natural gas and oil production increase of approximately 15 percent over 2002 record levels. In 2004, the company expects a combined production increase of approximately 10 percent over projected 2003 levels.
  - This segment expects to drill more than 400 wells in 2003 and approximately 400 wells in 2004.
  - Estimates for natural gas prices in the Rocky Mountain region for October through December 2003, reflected in the company's 2003 earnings guidance, are in the range of $3.00 to $3.50 per Mcf. The company's estimates for natural gas prices on the NYMEX for October through December 2003, reflected in the company's 2003 earnings guidance, are in the range of $4.25 to $4.75 per Mcf. During 2002, more than half of this segment's natural gas production was priced using Rocky Mountain or other non-NYMEX prices.
  - For 2004, the company's estimate for natural gas prices in the Rocky Mountain region are in the range of $2.75 to $3.25 per Mcf, and estimates for natural gas prices on the NYMEX are in the range of $3.75 to $4.25 per Mcf.
  - Estimates of NYMEX crude oil prices for September through December 2003, reflected in the company's 2003 earnings guidance, are in the range of $22 to $27 per barrel. Estimates of NYMEX crude oil prices for 2004 are projected in the range of $22 to $27 per barrel.
  - The company has hedged a portion of its 2003 production primarily using collars that establish both a floor and a cap. The company has entered into agreements representing approximately 45 percent to 50 percent of 2003 estimated annual natural gas production. The agreements are at various indices and range from a low CIG index of $2.94 to a high Ventura index of $4.76 per Mcf. CIG is an index pricing point related to Colorado Interstate Gas Co.'s system and Ventura is an index pricing point related to Northern Natural Gas Co.'s system.
  -  The company has hedged a portion of its 2003 oil production.
     The company has entered into agreements at NYMEX prices with floors of $24.50 and caps as high as $28.12, representing approximately 30 percent to 35 percent of 2003 estimated annual oil production.
  - The company has begun hedging a portion of its 2004 estimated annual natural gas production. The company has entered into agreements representing approximately 10 percent to 15 percent of 2004 estimated annual natural gas production. The agreements are at various indices and range from a low CIG index of $3.75 to a high NYMEX index of $5.20 per Mcf.

Construction Materials and Mining

  -  Excluding the effects of potential future acquisitions, aggregate and ready-mixed concrete volumes in 2003 are expected to increase over record levels achieved in 2002, while asphalt volumes are expected to be comparable to 2002 levels. 2004 aggregate and ready-mixed concrete volumes are expected to be comparable to projected 2003 levels, while asphalt volumes are expected to increase over those projected for 2003.
  - Revenues for this segment in 2003 are expected to increase by approximately 10 percent as compared to 2002 record levels. 2004 revenues are expected to increase by approximately 5 percent over projected 2003 levels.
  - As of early September 2003, this segment had $488 million in work backlog.

Independent Power Production and Other

  - 2003 and 2004 earnings projections for independent power production and other operations include the estimated results from the wind-powered electric generation facility in California, the natural gas-fired generating facilities in Colorado, and the company's 49-percent ownership in a 220-megawatt natural gas-fired generation project in Brazil. Earnings are expected to be in the range of $9 million to $14 million in 2003 and $19 million to $24 million in 2004.
  - The company had previously suspended construction of a 113-megawatt coal-fired development project except for those items of a critical nature. The company is in the process of accessing markets previously unavailable to this project. Construction is planned to resume in the near future to the extent access to such markets has been secured.

Risk Factors and Cautionary Statements that May Affect Future Results

The information in this release includes certain forward-looking statements, including earnings per share guidance and statements by the chairman of the board, president and chief executive officer of MDU Resources, within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, actual results may differ materially. Following are important factors that could cause actual results or outcomes for the company to differ materially from those discussed in forward-looking statements.

  - The recent events leading to the current adverse economic environment may have a general negative impact on the company's future revenues and may result in a goodwill impairment for Innovatum, Inc., an indirect wholly owned subsidiary of the company. At June 30, 2003, the goodwill amount at Innovatum was approximately $8.3 million.
  -  The company relies on financing sources and capital markets.
     The company's inability to access financing may impair its ability to execute the company's business plans, make capital expenditures or pursue acquisitions that the company may otherwise rely on for future growth.
  - The company's natural gas and oil production business is dependent on factors, including commodity prices, which cannot be predicted or controlled.
  - Some of the company's operations are subject to extensive environmental laws and regulations that may increase its costs of operations, impact or limit its business plans, or expose the company to environmental liabilities. One of the company's subsidiaries has been sued in connection with its coalbed natural gas development activities.
  - The company is subject to extensive government regulations that may have a negative impact on its business and its results of operations.
  - There are risks involved with the growth strategies of the company's independent power production business. If the company is unable to access markets previously unavailable to a proposed 113-megawatt coal-fired electric generation station in Montana, it may not complete construction or commence operations of that facility. At June 30, 2003, the company's investment in this project was approximately $29.6 million. If it is not economically feasible for the company to construct and operate this facility or if alternate markets cannot be identified, an asset impairment may occur.
  - The value of the company's investment in foreign operations may diminish due to political, regulatory and economic conditions and changes in currency exchange rates in countries where the company does business.
  - Competition is increasing in all of the company's businesses.
  - Weather conditions can adversely affect the company's operations and revenues.
  - Other important factors that could cause actual results or outcomes for the company to differ materially from those discussed in forward-looking statements include:
       -  Acquisition and disposal of assets or facilities
       -  Changes in operation and construction of plant facilities
       -  Changes in present or prospective generation
       -  Changes in anticipated tourism levels
       - The availability of economic expansion or development opportunities
       -  Population growth rates and demographic patterns
       -  Market demand for energy from plants or facilities
       -  Changes in tax rates or policies
       -  Unanticipated project delays or changes in project costs
       - Unanticipated changes in operating expenses or capital expenditures
       -  Labor negotiations or disputes
       -  Inflation rates
       - Inability of the various counterparties to meet their contractual obligations
       - Changes in accounting principles and/or the application of such principles to the company
       -  Changes in technology and legal proceedings
       - The ability to effectively integrate the operations of acquired companies

For a further discussion of these risk factors and cautionary statements, refer to the Introduction of the company's most recent Form 10-Q and to Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors and Cautionary Statements that May Affect Future Results.

MDU Resources Group, Inc. provides energy, value-added natural resource products and related services that are essential to our country's energy, transportation and communication infrastructure. MDU Resources includes natural gas and oil production, construction materials and mining, a natural gas pipeline, electric and natural gas utilities, utility services, energy services and domestic and international independent power production. For more information about MDU Resources, see the company's Web site at www.mdu.com or contact the investor relations department at investor@mduresources.com.

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Contact:
Vernon A. Raile - Senior Vice President and Chief Accounting Officer
701-222-7623


Linda Donlin - Corporate Communications Director
701-222-7896